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                                                                    EXHIBIT 3.19

                        CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                               IESI TX LANDFILL LP

     The undersigned General Partner, desiring to form a limited partnership (the "Partnership") pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the "Act"), hereby duly execute this Certificate of Limited Partnership, to be effective as of the date of filing with the Secretary of State.

1.   The name of the Partnership is IESI TX Landfill LP.

2. The address of the registered office of the Partnership is c/o CT Corporation System, 1021 Main Street, Suite 1750, Houston, Texas, 77002, and the name of the registered agent whose business office address will be the same as the registered office address is CT Corporation System.

3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available under
     Section 1.07 of the Act is, P.O. Box 162479, Fort Worth, Texas, 76111.

4. The name, the mailing address, and the street address of the business or residence of each general partner of the Partnership is as follows:

                                            MAILING ADDRESS
                    NAME                  AND STREET ADDRESS

      IESI TX GP Corporation,          P.O. Box 162479
      a Delaware corporation           Fort Worth, Texas 76111


SIGNED on this the 15th day of June, 1999.

                                  GENERAL PARTNER

                                  IESI TX GP Corporation,
                                  a Delaware corporation


                                  By: /s/ Stephen Moody
                                      -------------------------------------
                                  Name: Stephen Moody
                                        -----------------------------------
                                  Title: Vice President
                                         ----------------------------------